UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 20, 2011

GCI, Inc.
(Exact name of registrant as specified in its charter)

State of Alaska	000-05890	91-1820757
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2550 Denali Street, Suite 1000, Anchorage, Alaska	99503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (907) 868-5600

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On May 20, 2011 (the “Closing Date”), GCI, Inc. (the “Company”), which is a wholly-owned subsidiary of General Communication, Inc. (“GCI”), completed the previously announced offering (the “Offering”) of $325 million in aggregate principal amount of its 6 3/4% Senior Notes due 2021 (the “2021 Notes”) at an issue price of 100% to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States in accordance with Regulation S under the Securities Act.  The Company will use the net proceeds from this Offering to repay and retire all of its outstanding senior unsecured notes due 2014.

The 2021 Notes will mature on June 1, 2021.  The 2021 Notes will bear interest at the rate of 6 3/4% per year (calculated using a 360-day year) and will be payable semi-annually in cash on June 1 and December 1 of each year, beginning on December 1, 2011.

The 2021 Notes are senior unsecured obligations of the Company which rank equally in right of payment with the Company’s existing and future senior unsecured debt, including the Company’s 8 5/8% Senior Notes due 2019, and senior in right of payment to all future subordinated indebtedness of the Company.

The 2021 Notes were issued pursuant to an Indenture, dated as of the Closing Date, between the Company and Union Bank, N.A., as trustee (the “Indenture”).

The Company is not required to make mandatory sinking fund payments with respect to the 2021 Notes.

Upon the occurrence of a change of control of the Company, each holder of 2021 Notes will have the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof, except that no 2021 Note will be purchased in part if the remaining portion thereof would not be at least $2,000) of such holder’s 2021 Notes at a purchase price equal to 101% of the principal amount of such 2021 Notes, plus accrued and unpaid interest on such 2021 Notes, if any.  If the Company or certain of its subsidiaries engage in asset sales, the Company must generally either invest the net cash proceeds from such sales in its business within a period of time, prepay debt under any outstanding credit facility, or make an offer to purchase a principal amount of the 2021 Notes equal to the excess net cash proceeds, with the purchase price equal to 100% of their principal amount, plus accrued and unpaid interest, if any.

The covenants in the Indenture limit the ability of the Company and certain of its subsidiaries to, among other things: (1) incur additional debt or enter into sale and leaseback transactions; (2) pay dividends or distributions on capital stock or repurchase capital stock; (3) issue stock of subsidiaries; (4) make certain investments; (5) create liens on assets to secure debt; (6) enter into transactions with affiliates; (7) merge or consolidate with another company; and (8) transfer and sell assets.  These covenants are subject to a number of limitations and exceptions, as further described in the Indenture.

The foregoing descriptions of the Indenture and the 2021 Notes are qualified by reference in their entireties to copies of such documents or forms of such documents, which are filed with this Current Report on Form 8-K as Exhibit 4.4 and Exhibit 4.5, respectively, and are incorporated in this Item 1.01 by reference.

On the Closing Date and in connection with the Offering, the Company also executed a Registration Rights Agreement among the Company, as issuer, and Deutsche Bank Securities Inc., as the initial purchaser (the “Registration Rights Agreement”), pursuant to which the Company agreed that it will, at its expense, for the benefit of the holders of the 2021 Notes: (1) within 120 days after the Closing Date, file a registration statement on an appropriate registration form (the “Exchange Offer Registration Statement”) with respect to a registered offer (the “Exchange Offer”) to exchange the 2021 Notes for publicly registered notes of the Company (the “Exchange Notes”) which will have terms substantially identical in all material respects to the 2021 Notes  (except that the Exchange Notes will not contain certain terms related to transfer restrictions or additional interest) and (2) cause the Exchange Offer Registration Statement to be declared effective under the Securities Act of 1933 within 210 days after the Closing Date.  Upon the Exchange Offer Registration Statement being declared effective, the Company will offer the Exchange Notes to holders of the 2021 Notes in exchange for surrender of the 2021 Notes.  The Company will keep the Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date that notice of the Exchange Offer is mailed to such holders.  Under certain circumstances, the Company may be required to file a shelf registration statement to cover resales of the 2021 Notes (the “Shelf Registration Statement”) and use its commercially reasonable efforts to keep effective the Shelf Registration Statement until the earlier of 2 years after the Closing Date or such time as all of the applicable 2021 Notes have been sold thereunder.

If the Company fails to meet certain registration targets identified in the Registration Rights Agreement, then additional interest on the 2021 Notes will be payable.

On May 23, 2011, the Company and Union Bank, N.A., as trustee, entered into a Supplemental Indenture modifying the Indenture, dated as of February 17, 2004 providing for the issuance of the Company’s 7.25% Senior Notes due 2014.  The Supplemental Indenture eliminated substantially all of the restrictive covenants contained in the Indenture.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated in this Item 2.03 by reference.

Section 7 – Regulation FD

Item 7.01.  Regulation FD Disclosure

On May 20, 2011, GCI, of which the Company is a wholly-owned subsidiary, issued a news release announcing that the Company had completed the previously announced Offering of 2021 Notes.  The net proceeds of the Offering will be used to repay and retire all outstanding senior unsecured notes due 2014 issued by the Company.

On May 23, 2011, GCI issued a news release announcing the receipt of required consents to amend the Indenture governing its outstanding 7.25% Senior Notes due 2014 (the “Notes”) in connection with its previously announced Consent Solicitation and Tender Offer.  GCI accepted all Notes tendered on or prior to the consent date.

This Form 8-K and the news releases attached hereto as Exhibit 99.1 and Exhibit 99.2 are being furnished to the SEC under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.                      Description

4.4	Indenture dated as of May 20, 2011 between GCI, Inc. and Union Bank, N.A., as trustee

4.5                          Form of 6 3/4% Notes due 2021 (included in Exhibit 4.4)

4.6	Supplemental Indenture dated as of May 23, 2011 between GCI, Inc and Union Bank, N.A., as trustee

99.1                         News Release issued by General Communication, Inc. on May 20, 2011

99.2                         News Release issued by General Communication, Inc. on May 23, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GCI, INC.
(Registrant)
Date: May 25, 2011	By:	/s/ John M. Lowber
Name: John M. Lowber
Title: Secretary, Treasurer and Director
(Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.                      Description

4.4	Indenture dated as of May 20, 2011 between GCI, Inc. and Union Bank, N.A., as trustee

4.5                           Form of 6 3/4% Notes due 2021 (included in Exhibit 4.4)

4.6	Supplemental Indenture dated as of May 23, 2011 between GCI, Inc and Union Bank, N.A., as trustee

99.1                         News Release issued by General Communication, Inc. on May 20, 2011

99.2                         News Release issued by General Communication, Inc. on May 23, 2011